UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 1, 2008

Date of report (Date of earliest event reported)

PepsiCo, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina

(State or other jurisdiction of incorporation)

1-1183	13-1584302
(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ian M. Cook and Lloyd G. Trotter were elected to PepsiCo, Inc.’s (“PepsiCo”) Board of Directors on February 1, 2008 and will join PepsiCo’s Board and Audit Committee as independent directors effective March 14, 2008.

Upon joining the Board on March 14, 2008, Messrs. Cook and Trotter will each receive the standard award for new non-employee directors under PepsiCo’s previously disclosed non-employee director compensation program. Under this program, Messrs. Cook and Trotter will each receive a pro rated annual retainer of $75,000, an initial stock award of 1,000 shares of PepsiCo Common Stock and a number of phantom stock units determined by dividing $112,500 by the closing price of PepsiCo Common Stock on March 14, 2008. Each phantom stock unit is intended to be the economic equivalent of a share of PepsiCo Common Stock.

The information in Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release issued by PepsiCo, Inc., dated February 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2008	PepsiCo, Inc.

	By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by PepsiCo, Inc., dated February 1, 2008.